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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 15, 2013
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11605 (Commission File Number)	95-4545390 (IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (818) 560-1000

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01 Other Events.

    On March 15, 2013 the Registrant entered into a new $1.5 billion 364-Day Credit Agreement with a syndicate of lenders to support commercial paper borrowings and for other general corporate purposes. The new facility will expire on March 14, 2014, and includes an option for the Registrant to extend the maturity date of all or a portion of advances outstanding at the time of maturity for one year. Under the new facility, as with the Registrant’s existing $2.25 billion Four-Year Credit Agreement (filed as Exhibit 10.1 to the Registrant’s Form 8-K dated February 25, 2011) and the Registrant’s existing $2.25 billion Five-Year Credit Agreement (filed as Exhibit 10.1 to the Registrant’s Form 8-K dated June 11, 2012), the Registrant has the option to borrow at LIBOR-based rates plus a spread, subject to a cap and a floor that vary with the Registrant’s debt rating, depending on the credit default swap spread applicable to the Registrant’s senior, unsecured, non-credit enhanced long-term debt. The remaining provisions of the new facility, including representations, warranties, covenants and events of default, are also substantially similar to the provisions of the existing five-year facility. In particular, the new facility contains only one financial covenant, relating to interest coverage, and specifically excludes certain entities, including Euro Disney, Hong Kong Disneyland and Shanghai Disney Resort, from any representations, covenants or events of default.

A copy of the new 364-Day Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
10.1    364-Day Credit Agreement dated as of March 15, 2013.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel
Dated: March 20, 2013